                    SARA LEE CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF NET INCOME PER COMMON SHARE          EXHIBIT 11
                     (in millions except per share data)


                                              FOR THE PERIODS ENDED DECEMBER 27, 1997
                                         ----------------------------------------------------
                                                  BASIC                     DILUTED
                                         ------------------------   -------------------------
                                          Thirteen    Twenty-Six     Thirteen    Twenty-Six
                                           Weeks         Weeks         Weeks        Weeks
                                         ----------  ------------   ----------  -------------
EARNINGS:

Net loss                                 $  (1,278)    $  (1,053)   $  (1,278)     $  (1,053)

Less:  Dividends on Preferred Stocks,
       net of tax benefits                      (4)           (8)          (4)            (8)
                                         ---------     ---------    --------       ---------
Net Loss Applicable to Common
  Stockholders                           $  (1,282)    $  (1,061)   $  (1,282)     $  (1,061)
                                         ---------     ---------    --------       ---------
                                         ---------     ---------    --------       ---------

SHARES:

Weighted Average Shares Outstanding            473           475          473            475
                                         ---------     ---------    --------       ---------
                                         ---------     ---------    --------       ---------
NET LOSS PER COMMON SHARE                $   (2.71)    $   (2.24)   $  (2.71)      $   (2.24)
                                         ---------     ---------    --------       ---------
                                         ---------     ---------    --------       ---------


                    SARA LEE CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF NET INCOME PER COMMON SHARE         EXHIBIT 11
                      (in millions except per share data)            (Continued)


                                                     FOR THE PERIODS ENDED DECEMBER 28, 1996
                                                 -----------------------------------------------
                                                         BASIC                    DILUTED
                                                 ----------------------   ----------------------
                                                  Thirteen  Twenty-Six     Thirteen  Twenty-Six
                                                    Weeks      Weeks        Weeks       Weeks
                                                 ---------  -----------   ---------  -----------
EARNINGS:

Net income                                         $  317     $  523        $  317      $  523

Less:  Dividends on Preferred Stocks,
       net of tax benefits                             (6)       (13)           (3)         (6)

       Adjustment attributable to conversion of
       ESOP Convertible Preferred Stock                --         --            (1)         (3)
                                                  -------    -------       -------     -------

Net Income Available for Common Stockholders       $  311     $  510        $  313      $  514
                                                  -------    -------       -------     -------
                                                  -------    -------       -------     -------

SHARES:

Weighted Average Shares Outstanding                   480        481           480         481

Add:  Common Stock Equivalents -

         Stock options                                 --         --             3           3

         ESOP Convertible Preferred Stock              --         --            18          18

         Restricted stock and other                    --         --             2           2
                                                  -------    -------       -------     -------

Adjusted Weighted Average Shares Outstanding          480        481           503         504
                                                  -------    -------       -------     -------
                                                  -------    -------       -------     -------

NET INCOME PER COMMON SHARE                       $  0.65    $  1.06        $ 0.62      $ 1.02
                                                  -------    -------       -------     -------
                                                  -------    -------       -------     -------

                                                                        Page 45